Exhibit 99.1

Purple Innovation, Inc. To Host Virtual Investor and Analyst Session

Company To Outline 3 to 5 Year Financial Targets
Updates Second Quarter Outlook and Withdraws Annual Outlook

Lehi, Utah, June 29, 2021 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple” or the “Company”), a leader in comfort innovation and the creator of the renowned Purple® Mattress, today is hosting a Virtual Investor and Analyst Session beginning at 1:00 pm ET and ending at approximately 3:30 pm ET. A live webinar of management’s presentation is available at https://investors.purple.com/. A replay of the webinar and a copy of the presentation materials will be available following the presentation at https://investors.purple.com/.

Longer-Term Targets

In today’s presentation, the management team will outline details of its plans for achieving $2.0 to $2.5 billion in revenue and adjusted EBITDA margins in the mid-teens within the next 3-5 years. At the beginning of the presentation, management will also provide a brief overview of the additional updates referenced below.

Updated Near-Term Outlook

Purple is also updating its second quarter 2021 outlook provided in its earnings release issued on May 17, 2021, to reflect isolated challenges that negatively impacted net revenue, gross margin, and adjusted EBITDA. The Company now expects second quarter 2021 net revenue to be between $175 to $185 million and gross margin to be between 43% and 45% and is withdrawing adjusted EBITDA guidance (provided May 17, 2021) for the quarter ended June 30, 2021. Detail is provided below.

Isolated Production Challenges

During the second quarter, following an accident and resulting safety improvements involving the Mattress Max™ machines, the Company experienced production challenges caused by unanticipated mechanical and maintenance issues encountered bringing the machines back online. In total, the Company projects significantly reduced production levels for approximately 10 weeks causing shipment backlogs that will impact both second and third quarter revenue. The Company expects to have production fully back online by mid-July. See Appendix.

The Company expects no impact on completing the scheduled addition of additional Mattress Max machines as previously announced. The Company is confident that these issues are an isolated event and will have no impact on its ability to scale beyond 2021.

Withdrawing Full-Year Guidance

Based on the updated results for the second quarter and the impact the production challenges will have on the third quarter, the Company is withdrawing its full-year financial guidance (provided May 17, 2021) for the year ending December 31, 2021. The Company is completing a thorough review of the impact of the recent production challenges, as well as other macro-economic trends including supply-chain, labor, and marketing costs and anticipates providing revised full year guidance when it reports second quarter 2021 results.

Despite the recent challenges, management looks forward to sharing the Company’s 3-to-5-year plan for growth with the analyst and investor community.

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, seat and back cushions, frames, sheets and more. Our products are the result of over 25 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements relating to our ability and plans to achieve $2.0 to $2.5 billion in revenue and adjusted EBITDA margins in the mid-teens by 2025; the expected scope and timing of the impact of mechanical and maintenance issues on our production levels; the expected timing of and our ability to return to full production capacity; the anticipated timing of bringing our current and additional Mattress Max machines on-line; our ability to scale beyond 2021, the impact of macro-economic trends on our financial and operating results; our expected financial and operating results for the quarter ending June 30, 2021, and the fiscal year ending December 31, 2021; and our expectations regarding the timing and extent of limitations on production levels and our expectations of when production levels will return to normal. The attached Appendix constitutes forward-looking information and should not be relied on as a projection or trend or a representation of actual historical data but is provided for illustrative purposes only and should not be relied on and is subject to risks and uncertainties regarding production capacities coming online in a timely fashion and other risks and uncertainties. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: uncertainties regarding the extent and duration of the impact of the COVID-19 pandemic on many aspects of our business, operations and financial performance; disruptions to our manufacturing processes and capacity; delays in bringing production capacity to expected levels; delays in bringing new and existing Mattress Max machines online and rebuilding capacity; changes in economic, financial and end-market conditions in the markets in which we operate; changes in consumer preferences and demand; fluctuations in raw material prices and labor costs and related impact on margins; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in our relationships with wholesale partners; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2021, as amended by our Annual Report on Form 10-K/A filed with the SEC on May 10, 2021 and in our Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Adjusted EBITDA margin is a non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. With respect to the Company’s projected adjusted EBITDA margins within the next 3 to 5 years, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Purple Innovation, Inc.
Misty Bond
Director of Purple Communications
misty.b@purple.com

385-498-1851

Appendix

This Appendix provides an illustration of the Company’s expectation of the timing of return to normal production levels. This Appendix should not be relied on as a projection or trend or a representation of actual historical data but is provided for illustrative purposes only and should not be relied on and is subject to risks and uncertainties regarding production capacities coming online in a timely fashion and other risks and uncertainties.